Exhibit 3.2

BYLAWS
OF
ID ARIZONA CORP.

(adopted as of March 30, 2009)

ARTICLE I

OFFICES

1.1.  Known Place of Business.   The known place of business of ID Arizona Corp. (the “Corporation”) in the State of Arizona shall be the office of the Corporation’s statutory agent, CorpDirect Agents, Inc. 2338 W. Royal Palm Road, Suite J, Phoenix, AZ 85021, and CorpDirect Agents, Inc. shall be the registered agent of the Corporation in charge thereof.

1.2.  Other Offices.   The Corporation may also have offices and places of business at such other places both within and without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.3.  Books and Records.  The books of the Corporation may be kept within or without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.  Place of Meetings.  Except as otherwise provided in these bylaws, all meetings of stockholders shall be held at such dates, times and places, within or without the State of Arizona, as shall be determined by the Board of Directors.

2.2.  Annual Meetings.  The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting.

2.3.  Special Meetings.  Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board, or the Chief Executive Officer and shall be called by the President or the Secretary upon the written request of the holders of a majority of the outstanding shares of the Corporation’s Common Stock. Any such request shall state the date, time, place and the purpose or purposes of the meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

2.4.  Quorum.  Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, as it may be amended from time to time (the “Articles of Incorporation”), the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.9 of these bylaws, but such notice may be waived as provided in Section 6.1 hereof.

2.5.  Voting.  At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, these bylaws or the Certificate of Incorporation.

2.6.  Proxies.  Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

2.7.  Voting List.  The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

2.8.  Intentionally Deleted.

2.9.  Notice of Meetings.  Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 6.1 hereof.

2.10.  Notice of Business.  At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.10 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection which such business and any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.10. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.10, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, (i) a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10 and (ii) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 2.11.

2.11.  Nomination of Directors.  The provisions of this Section 2.11 shall apply from and after the consummation of an IPO. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.11 who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.11, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

ARTICLE III

DIRECTORS

3.1.  Powers; Number; Qualification.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The number of directors of the Corporation that shall constitute the Board of Directors shall be not less than one (1) nor more than fifteen (15). The exact number of directors may be fixed from time to time, within the limits specified in this Section 3.1 or in the Articles of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation.

3.2.  Election; Term of Office.  The Board of Directors shall be divided into three classes, with only one class of directors being elected in each year, and such division shall be effected by the Board of Directors in accordance with the provisions of the Articles of Incorporation.

3.3.  Removal.  Any director may be removed by the affirmative vote of the holders of a majority of all the shares of the stock of the Corporation outstanding and entitled to vote for the election of directors, but only for cause.

3.4.  Resignations.  Any director may resign at any time by submitting his or her written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board or Secretary. The acceptance of a resignation shall not be required to make it effective.

3.5.  Newly Created Directorship and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

3.6.  Place of Meetings.  Except as otherwise provided in these bylaws, all meetings of the Board of Directors may be held at such places, either within or without the State of Arizona, as the Board of Directors may designate from time to time.

3.7.  Annual Meetings.  An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors as hereafter provided in Section 3.14 of these bylaws, or as shall in specified in waiver of notice.

3.8.  Regular Meetings.  Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

3.9.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, the President or the Secretary upon the written request of a majority of the directors. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10.  Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting; by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice; or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any adjourned meeting, including the place,

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